Exhibit 99.2

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

CORTLAND BANCORP	2021 Special Meeting of
Shareholders

October 26, 2021,
11:00 A.M. local time

This Proxy is Solicited On Behalf
Of The Board Of Directors

Please mark, sign, date, and return this proxy promptly using the postage-paid, self-addressed envelope provided.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY
THE BOARD RECOMMENDS VOTING FOR PROPOSALS 1, 2, AND 3.	Please mark your votes like this

1. To adopt and approve the Agreement and Plan of Merger dated as of June 22, 2021, by and among Cortland Bancorp, Farmers National Banc Corp. and FMNB Merger Subsidiary IV, LLC (the “Merger Agreement”). The Merger Agreement is attached as Annex B to the proxy statement/ prospectus.

	FOR	AGAINST	ABSTAIN

3. To approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to adopt and approve the Merger Agreement.

				FOR	AGAINST	ABSTAIN

The undersigned acknowledges receipt from Cortland Bancorp, before execution of this proxy, of the Notice of Special Meeting and the Proxy Statement/Prospectus.
2. To approve, on an advisory basis, specified compensation that may be payable to the named executive officers of Cortland Bancorp in connection with the merger.	FOR	AGAINST	ABSTAIN	PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE SPECIAL MEETING.

CONTROL NUMBER

Signature_______________________________________ Signature, if held jointly__________________________________________ Date_______________, 2021.

(Please sign exactly as your name appears on this card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian, or in another representative capacity, please give your full title. If a corporation, please sign in full corporate name by the President or other duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person)

Important Notice Regarding the Availability of

Proxy Materials for the Special Meeting:

Cortland Bancorp’s Notice of Meeting and the

Joint Proxy Statement / Prospectus are available at

https://www.cstproxy.com/cortlandbank/sm2021

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY SOLICITED BY THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS

CORTLAND BANCORP

The undersigned shareholder of Cortland Bancorp hereby constitutes and appoints James E. Hoffman, III, Joseph E. Koch, and Timothy K. Woofter, and each of them, with full power of substitution, as proxies to represent the undersigned at the Special Meeting of Shareholders of Cortland Bancorp to be held on October 26, 2021 at 11 a.m. at Squaw Creek Country Club, 761 Youngstown Kingsville Road S., Vienna, Ohio 44473, and any adjournments and postponements thereof, and to vote the shares of common stock the undersigned would be entitled to vote upon all matters referred to herein and in their discretion upon any other matters that properly come before the Special Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS SPECIFIED, ALL SHARES OF THE UNDERSIGNED WILL BE VOTED FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT, FOR APPROVAL, ON AN ADVISORY BASIS, OF SPECIFIED COMPENSATION THAT MAY BE PAYABLE TO THE NAMED EXECUTIVE OFFICERS OF CORTLAND BANCORP IN CONNECTION WITH THE MERGER, AND FOR THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED HEREIN IN ACCORDANCE WITH THEIR BEST JUDGMENT. THE BOARD KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(Continued and to be marked, dated and signed, on the other side)